EXHIBIT 23.3

Randall N. Drake, C.P.A., P.A.

1981 Promenade Way

Clearwater, Florida 33760

Phone: (727) 536-4863

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form SB-2 is a part, of the Report dated February 20, 2007, relative to the financial statements of Contracted Services, Inc. as of December 31, 2005 and the Report dated August 10, 2006, relative to the financial statements of Contracted Services, Inc. as of December 31, 2004.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/Randall N. Drake, CPA, PA

Randall N. Drake, CPA, PA

Clearwater, Florida

February 20, 2007